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                                                                   EXHIBIT 10.14


                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT


               This Amendment No. 1 (the "Amendment") to the Rights Agreement dated as of February 25, 1998 (the "Rights Agreement") between TriNet Corporate Realty Trust, Inc., a Maryland corporation (the "Company"), and Harris Trust and Savings Bank, a Texas corporation ("Harris Trust"), is entered into as of November 9, 1998 between the Company and First Chicago Trust Company of New York ("First Chicago"). Unless the context indicates otherwise, capitalized terms used without definition herein shall have the meanings ascribed to such terms in the Rights Agreement.

                                   WITNESSETH:


               WHEREAS, pursuant to Section 21 of the Rights Agreement, the Company appoints First Chicago as the successor Rights Agent under the Rights Agreement;

               WHEREAS, Section 21 of the Rights Agreement currently provides that a successor Rights Agent shall have "at the time of its appointment as Rights Agent a combined capital and surplus of at least $25 million" and the Company waives such requirement with respect to First Chicago; and

               WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company desires to amend the Rights Agreement to modify the qualifications of a successor Rights Agent and to alter the notification procedures in respect of the replacement of a Rights Agent with a successor Rights Agent;

               NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

               Section 1. Amendment of Section 21. Section 21 of the Rights Agreement is amended to read in its entirety as follows:

               Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Preferred Stock and the Common Stock by registered or certified mail, and, at the Company's expense, to the holders of the Right Certificates by first class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer



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        agent of the Preferred Stock and the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail; provided, however, that the Company may also notify the holders of the Right Certificates of such change in the Rights Agent promptly upon the occurrence of such change through a periodic filing required under the Exchange Act. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the Company shall become the temporary Rights Agent and the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be: (a) a corporation organized and doing business under the laws of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority or which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $25 million or (b) an Affiliate of a corporation described in clause (a) above. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment or promptly thereafter the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Stock and the Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates; provided, however, that the Company may also notify the holders of the Right Certificates of such appointment through a periodic filing required under the Exchange Act. Failure to give any notice provided for in this
        Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the



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        Rights Agent or the appointment of the successor Rights Agent, as the case may be.


               Section 2. References to Rights Agent. All references in the Rights Agreement to "Harris Trust and Savings Bank" and to the "Rights Agent" shall be deemed to be references to First Chicago.

               Section 3. Notices. Section 26 of the Rights Agreement is amended by deleting the name and address of the Rights Agent and replacing it with the following:

               First Chicago Trust Company of New York
               525 Washington Boulevard
               3rd Floor
               Jersey City, New Jersey  07310

               Attention:  Tenders and Exchanges Administration

               Section 4. Effectiveness. This Amendment shall be deemed effective as of November 9, 1998, as if executed on such date. Except as amended hereby, the Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

               Section 5. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State except that the rights, duties and obligations of the Rights Agent under this Amendment shall be governed by and construed in accordance with the laws of the State of New York.

               Section 6. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

               Section 7. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.



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                                       S-1

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

[SEAL]

                                            TRINET CORPORATE REALTY
                                              TRUST, INC.

Attest:


By: _____________________               By: ________________________
    Name:                                    Name:  Geoffrey M. Dugan
    Title:                                   Title: Vice President,
                                                    Administrative and
                                                    General Counsel




[SEAL]


                                            FIRST CHICAGO TRUST COMPANY OF
                                               NEW YORK, as Rights Agent

Attest:


By: _____________________               By: ________________________
    Name:                                    Name:
    Title:                                   Title: